Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Pricing of $15 Million of Series A Redeemable Perpetual Preferred Stock Offering

Shares are not Convertible into any of the Company’s Other Securities

COS COB, CT – June 27, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens, today announced that its Registration Statement on Form S-1 (SEC File No. 333-225603) was declared effective by the Securities and Exchange Commission. The closing of the offering of 600,000 shares of CSS Entertainment’s Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) is expected to occur on or about June 29, 2018. Each share of Series A Preferred Stock will be sold at a public offering price of $25.00. The shares are expected to be traded on Nasdaq under the symbol “CSSEP.” The shares will not be convertible into or exchangeable for any of the company’s other securities. CSS Entertainment expects the offering will result in gross proceeds of approximately $15 million.

The underwriters have been granted a 30-day option to purchase up to 90,000 additional shares of Series A Preferred Stock from the Company, exercisable in whole or in part, solely to cover over-allotments, at the public offering price less the underwriting discount.

The company intends to use the net proceeds from this offering for accretive merger and acquisition opportunities and general corporate purposes.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services (NYSE American: LTS), is acting as sole book-running manager of the offering. The Benchmark Company and Northland Capital Markets are acting as co-managers.

A registration statement relating to the Series A Preferred Stock was declared effective by the Securities and Exchange Commission on June 26, 2018. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus, copies of which may be obtained from any of the underwriters, including the offices of:

Ladenburg Thalmann & Co.
Attn: Syndicate Department
277 Park Avenue, 26th Floor
New York, NY 10172

212-409-2000
Email: prospectus@ladenburg.com

The Benchmark Company, LLC

Attn: Prospectus Department

150 E 58th Street, 17th floor

New York, NY 10155

212-312-6700

Email: prospectus@benchmarkcompany.com

Northland Capital Markets

Attn: Heidi Fletcher

150 South Fifth Street, Suite 3300
Minneapolis, MN 55402

800-851-2920

Email: hfletcher@northlandcapitalmarkets.com

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company with online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561